LICENSE OPTION AGREEMENT
                           ------------------------

THIS AGREEMENT, effective the 18th day of December, 1996, is made and entered by and between Palatin Technologies, Inc., a New Jersey corporation, with office 214 Carnegie Center, TES 100, Princeton, NJ 08540, U.S.A. (hereinafter "PALATIN") and Nihon Medi-Physics Co. Ltd., a corporation organized and existing under the laws of Japan having its principal place of business at 9-8, Rokutanji-cho, Nishinomiya City, Hyogo Pref., JAPAN 662 (hereinafter "NMP"). PALATIN and NMP (each sometimes referred to as a "PARTY" and collectively as the "PARTIES") agree as follows:

1.   BACKGROUND

1.1 PALATIN possesses certain PATENTS, patent applications, trade secrets, know-how, process, formulae, techniques, procedures, test data and other technical information relating to [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] Analogues which are useful in [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] human radionuclear diagnostic imaging of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.], and are also useful in human diagnostic imaging of other diseases and/or lesions (the "MIDAS TECHNOLOGIES").

1.2 PALATIN desires to grant to NMP and NMP desires to receive an exclusive option to enter into an exclusive license agreement, subject to agreement between the PARTIES on terms to be negotiated in good-faith pursuant to and in accordance with this AGREEMENT.

2.   DEFINITIONS

2.1 PATENTS means all letters patent (including inventor's certificates), including any substitutions, extensions, reissues, renewals, divisions, continuations or continuations-in-part thereof or therefor. The term "PATENTS" does not include trademarks.

2.2 MIDAS PATENTS shall mean (a) the United States and foreign patent applications set forth in EXHIBIT-A hereto, as it may be amended from time to time by the PARTIES; (b) any PATENTS issuing from said pending United States and foreign patent applications or later-filed applications based upon any of said PATENTS and applications; and (c) any continuations, continuations-in-part directed to subject matter described in the patent applications listed in EXHIBIT-A, divisionals, reissues or extensions of any of the foregoing. PALATIN represents and warrants that the MIDAS PATENTS are free of any liens or security interests in favor of third parties, includ-ing, without limitation, any liens security interest in favor of Aberlyn Capital.

2.3 FIELD shall mean human radionuclear diagnostic imaging.

2.4 PRODUCT shall mean radiopharmaceutical products, including kit format products, developed utilizing in whole or in part the MIDAS PATENTS for use in the FIELD.

2.5  DEVELOPMENT   PROGRAM   means  the  STEP-1   DEVELOPMENT   and  the  STEP-2
     DEVELOPMENT.

2.6 DEVELOPMENT PROGRAM RESULTS means the data, test results, technical information and other information (whether or not patentable) which result from or in connection with the DEVELOPMENT PROGRAM.

2.7  STEP-1  DEVELOPMENT  shall mean the  preclinical  compound  exploration and
     evaluation   covered  by  the  MIDAS  PATENTS  performed  by  PALATIN  with cooperation of NMP as stipulated and scheduled in EXHIBIT-B.

2.8 STEP-2 DEVELOPMENT shall mean the pilot clinical evaluation of candidate compound(s) for PRODUCTS performed and/or conducted by PALATIN with cooperation of NMP as stipulated and scheduled in EXHIBIT-C.

2.9 TERM shall mean the term of this AGREEMENT, as defined in Paragraph 6.1 of this AGREEMENT.

3.   GRANT OF OPTION

3.1 Subject to the terms and conditions in this AGREEMENT, PALATIN hereby grants to NMP an exclusive option (the "OPTION RIGHT"), exercisable in the manner set forth in Paragraph 5.1, below, to enter into an exclusive, world-wide license agreement (the "LICENSE AGREEMENT") with the right to make, have made, use and/or have used, sell and have sold any PRODUCT for use in the FIELD, with the right to grant sublicenses; provided however, that NMP shall remain primarily liable for performance under the LICENSE AGREEMENT notwithstanding any such sublicensing. Notwithstanding anything to the contrary in this AGREEMENT, the PARTIES understand and agree that PALATIN shall have the right throughout the TERM to discuss from time to time with any third party or parties any and all MIDAS PATENTS and know-how, other than with respect to their uses in the FIELD.

3.2 Except as expressly set forth in Paragraph 3.1, above, with respect to the OPTION RIGHT, nothing in this AGREEMENT shall be construed to grant to NMP any rights, title and/or interest of any kind whatsoever in or to the MIDAS PATENTS, any or all products of PALATIN, and/or any or all MIDAS TECHNOLOGIES, including, without limitation, any intellectual property rights in or to any of the foregoing. Without limiting the foregoing, NMP shall have the right to use or have used the DEVELOPMENT PROGRAM RESULTS, the MIDAS PATENTS, the MIDAS TECHNOLOGIES and/or any intellectual property rights in any of the foregoing, for purposes of determining whether to exercise the OPTION RIGHT and for purposes of commercial development of PRODUCTS, including but not limited to the governmental registration thereof, subject to consultation with and prior written consent by PALATIN.

4.   CONSIDERATION

4.1 In consideration of the grant of the OPTION RIGHT to NMP by PALATIN, NMP shall pay to PALATIN, by wire transfer or cashier's or bank check with same-day availability of funds:

     4.1.1 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after the execution of this AGREEMENT, and

     4.1.2 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after the completion of disclosure by PALATIN to NMP all DEVELOPMENT PROGRAM RESULTS from the STEP-1 DEVELOPMENT, and

     4.1.3 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] after the completion of disclosure by PALATIN TO NMP all DEVELOPMENT PROGRAM RESULTS from the STEP-2 DEVELOPMENT, and

     4.1.4 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after NMP's exercise of the OPTION RIGHT stipulated in Paragraph 5.1 hereof.

4.2 All the consideration stipulated in above Paragraph 4.1 shall be subject to withholding tax in Japan. NMP will pay the foregoing so tax deducted and furnish the certificate of tax payment to PALATIN. None of the consideration stipulated in above Paragraph 4.1 shall be used to retire any outstanding indebtedness of Palatin to Aberlyn Capital.

4.3 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] of the aggregate consideration stipulated above in Paragraphs 4.1.1, 4.1.2, 4.1.3, and 4.1.4 shall be credited against Fifty Percent (50%) of the payment stipulated in Paragraph 5.5.1 and One Hundred Percent (100%) of the payments stipulated in Paragraphs 5.5.2 and 5.5.3.

5.   EXERCISE OF OPTION

5.1 At any time during the period commencing on the date of this AGREEMENT and ending one hundred twenty (120) days after the completion of (a) disclosure by PALATIN to NMP all of the DEVELOPMENT PROGRAM RESULTS, (b) confirmation by PALATIN in writing to NMP that any continuations, continuations-in-part directed to subject matter specifically described in the patent applications listed in EXHIBIT A, divisionals, reissues or extensions of any of the foregoing have been properly made in the United States covering the technology derived from the STEP-1 DEVELOPMENT and STEP-2 DEVELOPMENT (to the extent patentable), and (c) receipt by NMP from PALATIN of all the copies of the PATENTS inclusive of those stipulated in item (b), above, NMP may exercise the OPTION RIGHT by sending written notice to PALATIN (the "EXERCISE NOTICE") of NMP's desire to exercise the OPTION RIGHT and to commence negotiations on terms for a LICENSE AGREEMENT.

5.2 (a) Promptly following NMP's exercise of the OPTION RIGHT, PALATIN and NMP shall enter into exclusive, good faith negotiations for a period (the "NEGOTIATION PERIOD") of One Hundred Fifty (150) days, commencing with the date of delivery of the EXERCISE NOTICE, to reach agreement on the terms and conditions of, and to execute, the LICENSE AGREEMENT. It is understood that the PARTIES can, by written agreement executed by both of them, in their respective sole discretion, extend the NEGOTIATION PERIOD beyond such One Hundred Fifty (150) days. If the PARTIES fail to reach agreement during the NEGOTIATION PERIOD on the terms and conditions of the LICENSE AGREEMENT, and to each execute and deliver to the other prior to expiration of the NEGOTIATION PERIOD a manually executed original of such agreed-upon LICENSE AGREEMENT, then PALATIN shall, within Thirty (30) days after expiration of the NEGOTIATION PERIOD pay to NMP the sum of One Million U.S. Dollars (U.S. $1,000,000.00). Subject to Paragraph 5.2(b), below, and subject to payment by PALATIN to NMP of such amount, PALATIN shall have the right at any time(s) thereafter, to enter into a license agreement with any third party or parties.

     (b) For a period of One Hundred Eighty (180) days following expiration of the NEGOTIATION PERIOD (the "FIRST REFUSAL PERIOD"), PALATIN shall, before entering into any license agreement with any third party or parties on terms that are more favorable to such third party or parties than the terms offered to NMP by PALATIN, deliver to NMP a copy of the proposed license agreement (the "PROPOSED LICENSE"), redacted to keep the identity of the third party or parties confidential and to delete proprietary or confidential information of such third party or parties, but including all Economic Terms in the PROPOSED LICENSE. NMP shall have the right, exercisable for a period of thirty (30) days after receipt of such copy of the PROPOSED LICENSE, to notify PALATIN in writing (the "MATCH NOTICE") that NMP agrees to enter into a LICENSE AGREEMENT on terms identical to those set forth in such copy of the PROPOSED LICENSE. Within Thirty (30) business days following receipt of the MATCH NOTICE, PALATIN shall deliver to NMP two copies of a LICENSE AGREEMENT containing terms identical to those set forth in the PROPOSED LICENSE, substituting only the identifying and/or proprietary or confidential information of NMP for the identifying and/or confidential information of the third party or parties. NMP shall, within sixty (60) business days of receipt, execute both copies and return them to PALATIN, together with any additional documents that may be required by such LICENSE AGREEMENT to be delivered and/or paid by NMP on execution. PALATIN shall execute both such copies within five (5) business days of receipt and return one to NMP, together with any additional documents that may be required by such LICENSE AGREEMENT to be delivered by PALATIN on execution.

     (c) Subsequent to the FIRST REFUSAL PERIOD, PALATIN shall have the unrestricted right to enter into license agreement(s) with any and all third parties without any obligation of any kind whatsoever to NMP.

5.3 In good faith negotiation of a LICENSE AGREEMENT as set forth in above Paragraph 5.2, (a) NMP's contribution in the STEP-1 DEVELOPMENT and STEP-2 DEVELOPMENT, and then available market studies by the PARTIES shall be duly considered and reflected; and (b) PALATIN's contribution in the STEP-1 DEVELOPMENT and STEP-2 DEVELOPMENT, and PALATIN's contribution with respect to its research and development utilizing in whole or in part the MIDAS PATENTS shall be duly considered and reflected.

5.4 (a) The LICENSE AGREEMENT shall include, without limitation: (i) the obligation for payment by NMP to PALATIN of a royalty with respect to PRODUCTS, which royalty shall [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] of NET SALES, as defined below, and (ii) the obligation of NMP to use its best efforts to commercialize the PRODUCTS and to make their benefits reasonably available to the public. For the purpose of this Paragraph 5.4, "best efforts" shall mean the same level of efforts as NMP applies to any of its other development projects to commercialize radiopharmaceutical products.

     (b) For the purpose of this Paragraph 5.4, NET SALES for any quarterly period means gross sales proceeds due to or by reason of the sale (including sales to resellers), distribution or use of PRODUCTS by NMP and/or its AFFILIATES (as defined in Section 5.4(c), below), to parties other than NMP and/or its AFFILIATES, less the total of the following:
          (i) refunds, rebates, replacements or credits actually allowed by NMP and/or such AFFILIATES in the ordinary course of business, and actually taken by purchasers for return of products;
          (ii) ordinary and customary trade, quantity and cash discounts actually allowed and taken;
          (iii) excise, value-added, and sales taxes directly imposed on and with reference to particular sales of PRODUCTS and actually paid by NMP,
          (iv) shipping (transportation), shipping insurance, and handling charges actually paid by NMP for PRODUCTS,
          (v) product packaging costs actually paid by NMP for PRODUCTS, and
          (vi) commissions paid to Japan Radioisotope Association. In computing NET SALES, there shall be no deductions for any other commissions paid, whether to non-AFFILIATES or AFFILIATES.

     (c) For purposes of this AGREEMENT, the term "AFFILIATE" or "AFFILIATES" of a PARTY means any corporation or other legal entity that directly or indirectly controls, is controlled by, or is under common control with, such PARTY, but only for so long as such control exists.

5.5 In connection with the LICENSE AGREEMENT, NMP shall pay to PALATIN, by wire transfer or cashier's or bank check with same-day availability of funds:

     5.5.1 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after the execution of the LICENSE AGREEMENT, and

     5.5.2     [INFORMATION  OMITTED AND FILED  SEPARATELY  WITH THE  COMMISSION
               UNDER  RULE  24b-2.]  within   [INFORMATION   OMITTED  AND  FILED
               SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.], and

     5.5.3 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.], and

     5.5.4 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.], and

     The LICENSE AGREEMENT shall also provide, without limitation, that NMP shall reimburse PALATIN for all expenses for Phase I,

     II and III clinical development and all regulatory approval costs incurred by PALATIN in connection therewith.

5.6 All the consideration stipulated in above Paragraph 5.5 shall be subject to withholding tax in Japan. NMP will pay the foregoing so tax deducted and furnish the certificate of tax payment to PALATIN.

6.   TERM AND TERMINATION

6.1 The term of this AGREEMENT (the "TERM") shall commence and become effective on the date first written above and shall, unless sooner terminated pursuant to this Paragraph 6, and shall remain effective until one hundred and twenty (120) days after the latest to occur of:

          (a) the completion of disclosure by PALATIN to NMP all of the DEVELOPMENT PROGRAM RESULTS;

          (b) confirmation by PALATIN in writing to NMP that any continuations, continuations-in-part directed to subject matter specifically described in the patent applications listed in EXHIBIT-A, divisionals, reissues or extensions of any of the foregoing have been properly made in the United States covering any MIDAS TECHNOLOGIES derived from the STEP-1 DEVELOPMENT and STEP-2 DEVELOPMENT (to the extent patentable); and

          (c) receipt by NMP from PALATIN of copies of all the MIDAS PATENTS, inclusive of those stipulated in above item 6.1(b), above;

     (d) expiration of the Exercise Period, if NMP has not delivered to PALATIN an EXERCISE NOTICE in accordance with Paragraph 5.1, above, and paid to PALATIN the sum of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] in accordance with Paragraph 4.1.4, above; and

     (e) if NMP has delivered to PALATIN an EXERCISE NOTICE in accordance with Paragraph 5.1, above, and [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] in accordance with Paragraph 4.1.4, above: (i) the date PALATIN and NMP enter into the LICENSE AGREEMENT, or (ii) expiration of the FIRST REFUSAL PERIOD.

6.2 Prior to termination, PALATIN and NMP may extend the term of this AGREEMENT by mutual written agreement, in their respective sole discretion.

6.3 This AGREEMENT will terminate prior to expiration of the TERM:

       6.3.1 automatically, if either of the PARTIES shall enter into a liquidating bankruptcy and/or if the business of either of the PARTIES shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act or otherwise; provided that if it is involuntary, termination shall not take place unless the act is not reversed within ninety (90) days; or

       6.3.2 upon thirty (30) days written notice if either of the PARTIES shall be materially in breach or default of any obligation under this AGREEMENT; provided however, the breaching or defaulting PARTY may avoid such termination if before the end of such period it notifies the other PARTY (1) that such breach of default has been cured and states the manner of such cure or (2) that it has commenced steps to cure such breach or default and is diligently pursuing such steps, if such breach cannot be cured within thirty
               (30) days, or

       6.3.3 upon written agreement between the PARTIES, in their respective sole discretion; or

       6.3.4 at any time upon ninety (90) days written notice given by NMP to PALATIN, with or without cause. Termination of this AGREEMENT by NMP under this Paragraph 6.3.4 shall not entitle NMP to reimbursement of any consideration then paid to PALATIN.

6.4 Upon termination of this AGREEMENT in accordance with this Paragraph 6 for any reason, nothing herein shall be construed to release any PARTY from any obligation for any breach(s) of this AGREEMENT incurred prior to the date of such termination.

7.   ASSIGNMENT

7.1 This AGREEMENT may be assigned by either PARTY only with the prior express written consent of the other PARTY, such consent shall not be unreasonably withheld; provided, however, that notwithstanding any such assignment, the assigning PARTY shall remain directly liable for all its obligations under this AGREEMENT, and provided the assignee agrees in writing to be bound by the terms and conditions of this AGREEMENT.

8.   GOVERNING LAW

8.1 This AGREEMENT shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof, and of United States.

9.   GENERAL

9.1 Neither PARTY shall use the other PARTY's name, or the name of any employee thereof, in any written or oral communications to third parties without the other PARTY's prior written consent.

9.2 Unless otherwise required by the law, neither PARTY shall disclose the existence and/or the contents of this AGREEMENT to any other third party.

9.3 This AGREEMENT constitutes the entire and only agreement between the PARTIES and all the other prior negotiations, representations, understandings and agreements between the PARTIES are superseded hereby except for the Confidentiality AGREEMENT between the PARTIES entered on October 18, 1995, which shall survive this agreement and remain in full force and effect. This AGREEMENT may be amended or changed only by written document signed by the duly authorized representatives of the PARTIES.

9.4 Any notice required by this AGREEMENT shall be given by prepaid, first class, certified mail, return receipt requested, effective upon receipt addressed:

     if to PALATIN:

     Palatin Technologies, Inc.
     214 Carnegie Center, TES 100
     Princeton, NJ 08540
     U.S.A.
     Attention:    Dr. Carl Spana, Ph.D.
                   Executive Vice President
                   Chief Technology Officer

     if to NMP:

     Nihon Medi-Physics Co., Ltd.
     1-13-5, Kudan-kita, Chiyoda-ku
     Tokyo 102
     JAPAN
     Attention:  Manager of Research Administration Department

     or such other address as may be given from time to time under the terms of this notice provision.

9.5 The section headings included herein are for convenience only and shall not be used to determine the construction or interpretation of this AGREEMENT or any portion hereof.

9.6 In the event that any provision of this AGREEMENT (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be deemed to have been amended to the extent necessary to permit enforcement, or if not capable of such amendment, shall be deemed to be deleted from this AGREEMENT, while the remainder of this AGREEMENT shall continue in full force and remain in effect according to its stated terms and conditions.

9.7 This AGREEMENT shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the PARTIES.

IN WITNESS  WHEREOF,  each of the PARTIES hereto has caused this AGREEMENT to be
executed   in   duplicate   originals   by  its  duly   authorized   officer  or
representative.

 PALATIN TECHNOLOGIES, INC.          NIHON MEDI-PHYSICS CO., LTD


 By:   /s/ Edward J. Quilty           By:   /s/ Haruo Seta
    -----------------------              ------------------------
    (authorized representative)          (authorized representative)


 Typed Name:  Edward J. Quilty       Typed Name:  Haruo Seta


 Title:  Chairman and CEO            Title:  President


 Date:  December 20, 1996            Date:   December 24, 1996

                                    EXHIBIT-A

                           INTELLECTUAL PROPERTY LIST


The following INTELLECTUAL PROPERTY LIST is part of EXHIBIT-A of the LICENSE OPTION AGREEMENT between Nihon Medi-Physics ("NMP") and Palatin Technologies, Inc. ("PALATIN").

I.   US Patent Application No. 08/476,652
     PEPTIDE-METAL ION PHARMACEUTICAL CONSTRUCTS AND APPLICATIONS
     Inventor: Shubh D. Sharma
     Assignee: RhoMed Incorporated

II.  US Patent Application No. 08/660,697
     STRUCTURALLY DETERMINED METALLO-CONSTRUCT AND APPLICATIONS
     Inventor: Shubh Sharma
     Assignee: RhoMed Incorporated

III. PCT Application PCT/US90/09840
     STRUCTURALLY DETERMINED METALLO-CONSTRUCT AND APPLICATIONS
     Inventor: Shubh Sharma
     Assignee: RhoMed Incorporated

                                    EXHIBIT-B

                           STEP-1 DEVELOPMENT SCHEDULE

[INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

                                    EXHIBIT-C

                           STEP-2 DEVELOPMENT SCHEDULE

[INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]